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                                                                     Exhibit  15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


      RE: Varian Associates, Inc.
          Registrations on Forms S-8 and S-3


We are aware that our report dated April 20, 1994 on our review of the interim financial information of Varian Associates, Inc. for the quarter ended April 1, 1994 included in this Form 10-Q is incorporated by reference in the Company's registration statements on Forms S-8, Registration Statement Numbers 33-46000, 33-33661, 33-33660, and 2-95139
and Forms S-8 and S-3, Registration Statement Number 33-40460. Pursuant to Rule 436(c) under the Securities Act of 1933 this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        /s/ Coopers & Lybrand
                                       ---------------------------
                                            COOPERS & LYBRAND



San Jose, California
May 11, 1994





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